Exhibit 99.1
hhgregg Announces Preliminary Third Fiscal Quarter Sales
INDIANAPOLIS, January 6, 2014 (BUSINESS WIRE) — hhgregg, Inc. ("hhgregg" or the "Company") (NYSE:HGG) today announced preliminary sales results for the third fiscal quarter ended December 31, 2013. The Company also announced details of its third fiscal quarter earnings conference call.
For the third fiscal quarter of 2014, the Company estimates net sales to be approximately $707.1 million, a decrease of approximately 11.6% as compared to net sales of $799.6 million reported for the third fiscal quarter of 2013. Third fiscal quarter comparable store sales are estimated to have decreased approximately 11.2%, with the appliance category expected to have increased approximately 1.5%, the consumer electronic category expected to have decreased approximately 19.7%, the computing and wireless category expected to have decreased approximately 24.5%, and the home products category expected to have increased approximately 36.1%.
Dennis May, President and CEO commented, “Our sales of consumer electronics and computing and wireless products were significantly below our expectations during the quarter. Our third fiscal quarter, while solidly profitable, is expected to be materially below both our expectations and prior year for diluted earnings per share, driven by the net sales miss. Our holiday sales were significantly impacted by increased promotional offerings of televisions and tablet products across a variety of retail formats. While we are disappointed with these sales results, we made the strategic decision during the quarter not to fully participate in the heavily promotional environment. We did manage our inventory and liquidity position well, with total inventory per store below prior year levels.”
Mr. May continued, “The heightened promotional nature of the consumer electronics category during the quarter reinforces our decision to continue to transform our business towards a broader assortment of home products, including appliances and home furnishings. We remain pleased with the strength of our appliance and home products categories, with the third fiscal quarter representing our tenth consecutive quarter of comparable store sales increases in the appliance category. We plan to continue to implement initiatives to drive profitable sales and customer traffic in these and other newer categories. Management remains committed to transforming the Company’s sales mix and broadening its reach to both new and existing customers.”
All figures in this release are preliminary and remain subject to the completion of normal quarter-end accounting procedures and adjustments, which could result in changes to these preliminary results. hhgregg will provide additional information regarding its quarterly results and will update full year guidance when it reports its third fiscal quarter results on January 30, 2014.
Updated Outlook
In light of the preliminary third fiscal quarter net sales miss, the Company expects to be materially below its previous full fiscal year guidance. Given the volatile sales environment and the importance of the January selling period, the Company expects to reassess and update its annual earnings per diluted share guidance and embedded assumptions as part of its full earnings release which is scheduled for January 30, 2014.
Conference Call to Discuss Full Operating Results for the Third Fiscal Quarter 2014
hhgregg will be conducting a conference call to discuss operating results for the three months ended December 31, 2013, on Thursday, January 30, 2014 at 9:00 a.m. (Eastern Time). Interested investors and other parties may listen to a simultaneous webcast of the conference call by logging onto hhgregg's website at www.hhgregg.com. The on-line replay will be available for a limited time immediately following the call. The call can also be accessed live over the phone by dialing (877) 304-8963. Callers should reference the hhgregg earnings call.
About hhgregg
hhgregg is a specialty retailer of home appliances, televisions, computers, tablets, wireless devices, consumer electronics, home furniture, mattresses, fitness equipment and related services operating under the name hhgregg™. hhgregg currently operates 228 stores in Alabama, Delaware, Florida, Georgia, Illinois, Indiana, Kentucky, Louisiana, Maryland, Mississippi, Missouri, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Virginia, West Virginia, and Wisconsin.

Safe Harbor Statement
The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release includes forward-looking statements, including the Company’s ability to manage costs, shifts in the Company’s sales mix, plans to roll out additional products, and plans to update guidance. hhgregg has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While hhgregg believes these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These and other important factors may cause hhgregg's actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from hhgregg's expectations are: the effect of general and regional economic and employment conditions on its net sales; impact of average selling prices on net sales; its ability to anticipate changes in consumer preferences and maintain positive brand perception and recognition; competition in existing, adjacent and new metropolitan markets; competition from Internet retailers; ability to modify its product mix based on changes in consumer trends and preferences; industry wide declines in the consumer electronics category; ability to reduce reliance on the consumer electronics category; impact of the Company’s sales mix and ability to focus on consumer home products; its ability to effectively execute its strategic initiatives, particularly in the consumer electronics category; its ability to effectively manage and monitor its operations, costs and service quality; its ability to maintain the security of customer, associate or Company information; its reliance on a small number of suppliers; rapid inflation or deflation in core product prices; the failure of manufacturers to introduce new products and technologies; customer acceptance of new technology; its dependence on the Company's key management personnel and its ability to attract and retain qualified sale's personnel; its ability to meet the financial performance guidance provided to the public; its ability to negotiate with its suppliers to provide product on a timely basis at competitive prices; the identification and acquisition of suitable sites for its stores and the negotiation of acceptable leases for those sites; fluctuation in seasonal demand; its ability to maintain its rate of growth and penetrate new geographic areas; its ability to locate suitable new store sites; its ability to obtain additional financing and maintain its credit facilities; its ability to maintain and upgrade its information technology systems; the effect of a disruption at the Company's central distribution centers; changes in cost for advertising; and changes in legal and/or trade regulations, currency fluctuations and prevailing interest rates.
Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release are more fully described in the "Risk Factors" section in the Company's fiscal 2013 Form 10-K filed May 20, 2013. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. Except as required by law, hhgregg does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

Contact:	Andy Giesler, Senior Vice President of Finance
investorrelations@hhgregg.com
(317) 848-8710